Exhibit 2.1

SECURITIES PURCHASE AGREEMENT

by and among

IMPERALIS HOLDING CORP.,

TURNONGREEN, INC.,

and

BITNILE HOLDINGS, INC.

DATED AS OF MARCH 20, 2022

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 20, 2022 is by and among Imperalis Holding Corp, a Nevada corporation (“IMHC”), TurnOnGreen, Inc., a Nevada corporation (the “Company”), and BitNile Holdings, Inc., a Delaware corporation and the sole shareholder of the Company (the “Parent”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has 1,000 Company Common Shares (as hereinafter defined) outstanding, all of which are held by the Parent as well as the Accounts (as hereinafter defined). The Parent has agreed to transfer the Company Common Shares to IMHC and forgive and eliminate the Accounts in exchange for an aggregate of 25,000 newly issued shares of Series A Preferred Stock (the “IMHC Preferred Stock”). The IMHC Preferred Stock shall have such terms and rights as set forth in the Certificate of Designation of Series A Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”).

The exchange of Company Common Shares for IMHC Preferred Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of IMHC and the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
EXCHANGE OF SHARES

SECTION 1.01. Exchange by the Parent. At the Closing (as defined in Section 1.02), the Parent shall (i) sell, transfer, convey, assign and deliver to IMHC all of the Company Common Shares free and clear of all Liens, and (ii) forgive and eliminate all intracompany accounts (the “Accounts”) between the Parent and the Company to IMHC evidencing historical equity investments made by the Parent to the Company in the approximate amount of $25,000,000, collectively in exchange for the 25,000 shares of IMHC Preferred Stock, with each such share having a stated value of $1,000.

SECTION 1.02. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at such time and location to be determined by the Parent and IMHC, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents and warrants to IMHC, as follows:

SECTION 2.01. Good Title. The Parent is the record and beneficial owner, and has good and marketable title to its Company Common Shares with the right and authority to sell and deliver such Company Common Shares to IMHC as provided herein. The Parent made all equity investments in the Company evidenced by the Accounts. Upon registering of IMHC as the new owner of such Company Common Shares in the share register of the Company, IMHC will receive good title to such Company Common Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”). Upon elimination and forgiveness of the Accounts, the Company shall have no more indebtedness to the Parent.

SECTION 2.02. Power and Authority. All acts required to be taken by the Parent to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against such Parent in accordance with the terms hereof.

SECTION 2.03. No Conflicts. The execution and delivery of this Agreement by the Parent and the performance by the Parent of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Parent; and (iii) will not violate or breach any contractual obligation to which such Parent is a party.

SECTION 2.04. No Finder’s Fee. The Parent has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or IMHC will be responsible for.

SECTION 2.05. Purchase Entirely for Own Account. IMHC Preferred Stock proposed to be acquired by the Parent hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Parent has no present intention of selling or otherwise distributing IMHC Preferred Stock or the shares of common stock of IMHC, par value $0.001 per share (the “IMHC Common Stock”) issuable upon conversion thereof (the “IMHC Conversion Shares”), except in compliance with applicable securities laws.

SECTION 2.06. Available Information. The Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in IMHC.

SECTION 2.07. Non-Registration. The Parent understands that IMHC Preferred Stock and IMHC Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Parent’s representations as expressed herein.

SECTION 2.08. Restricted Securities. The Parent understands that IMHC Preferred Stock and IMHC Conversion Shares are “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Parent pursuant hereto, IMHC Preferred Stock and IMHC Conversion Shares would be acquired in a transaction not involving a public offering. The Parent further acknowledges that if IMHC Preferred Stock and IMHC Conversion Shares are issued to the Parent in accordance with the provisions of this Agreement and the Certificate of Designation, such IMHC Preferred Stock and IMHC Conversion Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Parent represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09. Legends. It is understood that IMHC Preferred Stock and IMHC Conversion Shares will bear the following legend or another legend that is similar to the following:

NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SHARES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES INTO WHICH SUCH SHARES ARE CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed herein or in the disclosure schedule delivered by the Company to IMHC at the time of execution of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to IMHC as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

SECTION 3.01. Organization, Standing and Power. The Company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to IMHC true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).

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SECTION 3.02. Capital Structure. The authorized share capital of the Company consists of: (i) four hundred million (400,000,000) shares of Class A common stock, $0.001 par value per share (the “Company Common Shares”), of which 1,000 shares are outstanding and owned by the Parent; (ii) fifty million (50,000,000) shares of Class B common stock, $0.001 par value per share, none of which is issued or outstanding, and (iii) and fifth million (50,000,000) shares of Preferred Stock, $0.001 par value per share, none of which is issued or outstanding. No shares or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding Company Common Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Shares may vote (“Voting Company Debt”). As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any shares or capital stock or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

SECTION 3.03. Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.04. No Conflicts; Consents.

(a)       The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)       Except for required filings, assuming the Company Common Shares were quoted on the OTC QB, with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.05. Taxes.

(a)       The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(b)       If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)       For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06. Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.07. Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or IMHC Preferred Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.08. Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.09. Brokers; Schedule of Fees and Expenses. Except for those brokers as to which the Company and IMHC shall be solely responsible, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.10. Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.11. Title to Properties. The Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses all of which are set forth on the Company Disclosure Schedule. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 3.12. Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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SECTION 3.13. Insurance. Except as disclosed in the Company Disclosure Schedule, the Company does not hold any insurance policies.

SECTION 3.14. Transactions With Affiliates and Employees. Except as set forth on the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.15. Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to IMHC as a result of the Parent and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of IMHC Preferred Stock and the Parent’s ownership of IMHC Preferred Stock.

SECTION 3.16. Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.17. Disclosure. The Company confirms that neither it nor any person acting on its behalf has provided IMHC or its agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by IMHC under current reports on Form 8-K filed no later than four (4) business days after (i) the execution of this Agreement, and (ii) the Closing. The Company understands and confirms that IMHC will rely on the foregoing representations and covenants in effecting transactions in securities of IMHC. All disclosure provided to IMHC regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.18. Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.19 Compliance. Neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.20 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described on the Company Disclosure Schedule, except where the failure to possess such permits could not reasonably be expected to result in a Company Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

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SECTION 3.21 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have could have a Company Material Adverse Effect (collectively, the “Intellectual Property Rights”). All Intellectual Property Rights are set forth on the Company Disclosure Schedule. None of, and neither the Company nor any subsidiary has received a written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, except as could not have or reasonably be expected to not have a Company Material Adverse Effect. All such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.22 Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

SECTION 3.23 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

SECTION 3.24 Bank Holding Company Act. Neither the Company nor any of its subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

SECTION 3.26 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IMHC

Except as otherwise disclosed herein or in the disclosure schedule delivered by IMHC to the Parent and the Company at the time of execution of this Agreement (the “IMHC Disclosure Schedule”), the Company hereby represents and warrants to the Parent and the Company as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

SECTION 4.01. Organization, Standing and Power. IMHC is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on IMHC, a material adverse effect on the ability of IMHC to perform its obligations under this Agreement or on the ability of IMHC to consummate the Transactions (a “IMHC Material Adverse Effect”). IMHC is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a IMHC Material Adverse Effect. IMHC has delivered to the Company true and complete copies of the articles of incorporation of IMHC, as amended to the date of this Agreement (as so amended, the “IMHC Charter”), and the Bylaws of IMHC, as amended to the date of this Agreement (as so amended, the “IMHC Bylaws”).

SECTION 4.02. Subsidiaries; Equity Interests. Except as disclosed in the IMHC Disclosure Schedule, IMHC does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

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The authorized capital stock of IMHC consists of: (i) two hundred million (200,000,000) shares of common stock, with 161,704,695 shares of common stock issued and outstanding; (ii) ten million (10,000,000) shares of Preferred Stock, none of which is issued or outstanding, and (iii) no shares of IMHC Common Stock or Preferred Stock are held by IMHC in its treasury. Except as set disclosed in IMHC Disclosure Schedule, no other shares of capital stock or other voting securities of IMHC are issued or outstanding. All outstanding shares of the capital stock of IMHC were, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, IMHC Charter, IMHC Bylaws or any Contract to which IMHC is a party or otherwise bound. Except as disclosed in IMHC Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of IMHC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of IMHC Preferred Stock or IMHC Common Stock may vote (“Voting IMHC Debt”). Except in connection with the Transactions or as disclosed in the IMHC Disclosure Schedule, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which IMHC is a party or by which it is bound (i) obligating IMHC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, IMHC or any Voting IMHC Debt, (ii) obligating IMHC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of IMHC. As of the date of this Agreement, there are no outstanding contractual obligations of IMHC to repurchase, redeem or otherwise acquire any shares of capital stock of IMHC. Other than as disclosed in the IMHC Disclosure Schedule, IMHC is not a party to any agreement granting any security holder of IMHC the right to cause IMHC to register shares of the capital stock or other securities of IMHC held by such security holder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of IMHC Preferred Stock and IMHC Common Stock as at the date hereof.

SECTION 4.03. Authority; Execution and Delivery; Enforceability. The execution and delivery by IMHC of this Agreement and the consummation by IMHC of the Transactions have been duly authorized and approved by the Board of Directors of IMHC and no other corporate proceedings on the part of IMHC are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of IMHC, enforceable against IMHC in accordance with the terms hereof.

SECTION 4.04. No Conflicts; Consents.

(a)       The execution and delivery by IMHC of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of IMHC under, any provision of (i) the IMHC Charter or the IMHC Bylaws, (ii) any material Contract to which IMHC is a party or by which any of its properties or assets is bound or (iii) any material Judgment or material Law applicable to IMHC or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an IMHC Material Adverse Effect.

(b)       No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to IMHC in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of the above referenced Current Reports on Form 8-K disclosing the Transactions contemplated hereby, including all required exhibits thereto; and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.05. IMHC SEC Documents; Undisclosed and Liabilities.

(a)       IMHC has filed all reports, schedules, forms, statements and other documents required to be filed by IMHC with the SEC since its Registration Statement on Form 10 became effective on or about June 13, 2021, pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “IMHC SEC Documents”).

(b)       As of its respective filing date, each IMHC SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such IMHC SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IMHC SEC Document has been revised or superseded by a later filed IMHC SEC Document, none of the IMHC SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of IMHC included in IMHC SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of IMHC as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(c)       Except as disclosed in the IMHC Disclosure Schedule, IMHC has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of IMHC or in the notes thereto. The IMHC Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of IMHC) due after the date hereof.

SECTION 4.06. Information Supplied. None of the information supplied or to be supplied by IMHC for inclusion or incorporation by reference in any IMHC SEC Document or report contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the filed IMHC SEC Documents, in connection with the Transactions, or as disclosed in IMHC Disclosure Schedule, from the date of the most recent financial statements included in the filed IMHC SEC Documents to the date of this Agreement, IMHC has conducted its business only in the ordinary course, and during such period there has not been:

(a)       any change in the assets, liabilities, financial condition or operating results of IMHC from that reflected in IMHC SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, an IMHC Material Adverse Effect;

(b)       any damage, destruction or loss, whether or not covered by insurance, that would have an IMHC Material Adverse Effect;

(c)       any waiver or compromise by IMHC of a valuable right or of a material debt owed to it;

(d)       any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by IMHC, except in the ordinary course of business and the satisfaction or discharge of which would not have a IMHC Material Adverse Effect;

(e)       any material change to a material Contract by which IMHC or any of its assets is bound or subject;

(f)       any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)       any resignation or termination of employment of any officer of IMHC;

(h)       any mortgage, pledge, transfer of a security interest in, or lien, created by IMHC, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair IMHC’s ownership or use of such property or assets;

(i)       any loans or guarantees made by IMHC to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)       any declaration, setting aside or payment or other distribution in respect of any of IMHC’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by IMHC;

(k)       any alteration of IMHC’s method of accounting or the identity of its auditors;

(l)       any issuance of equity securities to any officer, director or affiliate, except pursuant to existing IMHC stock option plans; or

(m)       any arrangement or commitment by IMHC to do any of the things described in this Section 4.07.

SECTION 4.08. Taxes.

(a)       Except as set forth in IMHC Disclosure Schedule, IMHC has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a IMHC Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a IMHC Material Adverse Effect.

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(b)       The most recent financial statements contained in IMHC SEC Documents reflect an adequate reserve for all Taxes payable by IMHC (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against IMHC, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a IMHC Material Adverse Effect.

(c)       There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of IMHC. IMHC is not bound by any agreement with respect to Taxes.

SECTION 4.09. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the IMHC SEC Documents to the date of this Agreement and the Closing, there has not been, and there will not be, any adoption or amendment in any material respect by IMHC of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of IMHC (collectively, “IMHC Benefit Plans”). Except as disclosed in IMHC Disclosure Schedule, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between IMHC and any current or former employee, officer or director of IMHC, nor does IMHC have any general severance plan or policy.

SECTION 4.10. ERISA Compliance; Excess Parachute Payments. IMHC does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other IMHC Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of IMHC.

SECTION 4.11. Litigation. Except as disclosed in IMHC Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or IMHC Preferred Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a IMHC Material Adverse Effect. Neither IMHC nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.12. Compliance with Applicable Laws. Except as disclosed in the IMHC Disclosure Schedule, IMHC is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a IMHC Material Adverse Effect. Except as disclosed in the IMHC Disclosure Schedule, IMHC has not received any written communication during the past five years from a Governmental Entity that alleges that IMHC is not in compliance in any material respect with any applicable Law. IMHC is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a IMHC Material Adverse Effect.

SECTION 4.13. Contracts. Except as disclosed in IMHC Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of IMHC taken as a whole. IMHC is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a IMHC Material Adverse Effect.

SECTION 4.14. Title to Properties. IMHC has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which IMHC has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of IMHC to conduct business as currently conducted. IMHC has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. IMHC enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.15. Intellectual Property. IMHC owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of IMHC taken as a whole. No claims are pending or, to the knowledge of IMHC, threatened that IMHC is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of IMHC, no person is infringing the rights of IMHC with respect to any Intellectual Property Right.

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SECTION 4.16. Labor Matters. There are no collective bargaining or other labor union agreements to which IMHC is a party or by which it is bound. Except as set forth in the IMHC Disclosure Schedule, no material labor dispute exists or, to the knowledge of IMHC, is imminent with respect to any of the employees of IMHC.

SECTION 4.17. Transactions With Affiliates and Employees. Except as disclosed in IMHC Disclosure Schedule, none of the officers or directors of IMHC and, to the knowledge of IMHC, none of the employees of IMHC, is presently a party to any transaction with IMHC or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of IMHC, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.18. Application of Takeover Protections. IMHC has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under IMHC’s charter documents or the laws of its state of incorporation that is or could become applicable to the Parent as a result of the Parent and IMHC fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of IMHC Preferred Stock and the Parent’s ownership of IMHC Preferred Stock or IMHC Common Stock.

SECTION 4.19. Investment Company. IMHC is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.20. Disclosure. IMHC confirms that neither it nor any person acting on its behalf has provided the Parent or its respective agents or counsel with any information that IMHC believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by IMHC under the afore-mentioned Current Reports on Form 8-K. All disclosure provided to the Parent regarding IMHC, its business and the transactions contemplated hereby, furnished by or on behalf of IMHC (including IMHC’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.21. Certain Registration Matters. Except as disclosed on the IMHC Disclosure Schedule, IMHC has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of IMHC registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.22. Quotation Requirements. IMHC is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for continued quotation of IMHC Common Stock on the over-the-counter market operated by OTC Markets Group, Inc.

SECTION 4.23. IMHC Preferred Stock. Upon their issuance to the Parent, the IMHC Preferred Stock will be duly and validly issued, fully paid and non-assessable shares of preferred stock in the capital of IMHC having such rights as are set forth in the Certificate of Designation.

ARTICLE V
DELIVERIES

SECTION 5.01. Deliveries of the Parent. Concurrently herewith, the Parent is delivering to IMHC this Agreement executed by the Parent. Upon the Closing, this Agreement shall constitute a duly executed share transfer power for transfer by the Parent of its Company Common Shares to IMHC (which Agreement shall constitute a limited power of attorney in IMHC or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

SECTION 5.02. Deliveries of IMHC.

(a)       Concurrently herewith, IMHC is delivering to the Parent and to the Company, a copy of this Agreement executed by IMHC.

(b)       At or prior to the Closing, IMHC shall deliver to the Company and the Parent a stamped copy of the Certificate of Designation as filed with the Secretary of State of the State of Nevada.

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(c)       Promptly following the Closing, IMHC shall deliver to the Parent a stock certificate representing the new shares of IMHC Preferred Stock to be issued to the Parent.

SECTION 5.03. Deliveries of the Company. Concurrently herewith, the Company is delivering to IMHC this Agreement executed by the Company.

ARTICLE VI
CONDITIONS TO CLOSING

SECTION 6.01. Parent and Company Conditions Precedent. The obligations of the Parent and the Company to enter into and complete the Closing is subject, at the option of the Parent and the Company, to the fulfillment on or prior to the Closing Date of the following conditions:

(a)       Representations and Covenants. The representations and warranties of IMHC contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. IMHC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by IMHC on or prior to the Closing Date. IMHC shall have delivered to the Parent and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b)       Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of IMHC.

(c)       No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 21, 2021 which has had or is reasonably likely to cause an IMHC Material Adverse Effect.

(d)       Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of IMHC, on a fully-diluted basis, shall be as described in the IMHC Disclosure Schedule.

(e)       SEC Documents. IMHC shall have filed all reports and other documents required to be filed by IMHC under the U.S. federal securities laws through the Closing Date.

(f)       OTC Markets Quotation. IMHC shall have maintained its status as a company whose common stock is quoted on the over-the-counter market operated by OTC Markets Group, Inc. and shall not have received any notice that any reason shall exist as to why such status shall not continue immediately following the Closing.

(g)       Deliveries. The deliveries specified in Section 5.02 shall have been made by IMHC.

(h)       No Suspensions of Trading in IMHC Common Stock; Listing. Trading in IMHC Common stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding IMHC) at any time since the date of execution of this Agreement, and IMHC Common Stock shall have been at all times since such date listed or quoted for trading on a trading market.

(i)       Satisfactory Completion of Due Diligence. The Company and the Parent shall have completed their legal, accounting and business due diligence of IMHC and the results thereof shall be satisfactory to the Company and the Parent in their sole and absolute discretion.

(j)       Filing of Current Report on Form 8-K and Press Release. IMHC (i) shall have filed, no later than four (4) business days of the execution date of this Agreement, a Current Report on Form 8-K with the SEC announcing its entry into this Agreement and disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions, including a press release relating to the foregoing that shall have received the express prior written approval of the Parent.

SECTION 6.02. IMHC Conditions Precedent. The obligations of IMHC to enter into and complete the Closing are subject, at the option of IMHC, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by IMHC in writing.

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(a)       Representations and Covenants. The representations and warranties of the Parent and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent and the Company on or prior to the Closing Date. The Company shall have delivered to IMHC a certificate, dated the Closing Date, to the foregoing effect.

(b)       Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of IMHC, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c)       No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)       Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Parent and the Company, respectively.

(e)       Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the Company, on a fully-diluted basis, shall be as described herein or in the Company Disclosure Schedule.

ARTICLE VII
COVENANTS

SECTION 7.01. Public Announcements. IMHC, on the one hand, and the Company and the Parent, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.02. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.03. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.04. Exclusivity. Each of IMHC and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of IMHC and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.05. Filing of Current Report on Form 8-K and Press Release. IMHC shall file, no later than four (4) business days of the Closing Date, a Current Report on Form 8-K with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions, including a press release relating to the foregoing that shall have received the express prior written approval of the Parent.

SECTION 7.06. Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.07. Preservation of Business. From the date of this Agreement until the Closing Date, the Company and IMHC shall operate only in the ordinary and usual course of business consistent with their respective past practices, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 7.08. Company Financial Statements. As required under the Exchange Act and the rules promulgated thereunder, the Company shall, not later than seven business days prior to the Closing Date, deliver to IMHC its balance sheets, statements of operations, statements of shareholders equity, and statements of cash flows for the Company’s prior two fiscal years (or such shorter period as the Company has been in business) audited by a PCAOB registered independent accounting firm, as well as pro forma financial statements of the post-Transaction balance sheet of IMHC, on a consolidated basis, and such additional information as is required for IMHC’s Current Report on Form 8-K required in connection with the Closing.

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SECTION 7.09. Appointment of New Officer and Directors. Concurrently with the Closing, the Board of Directors of IMHC shall appoint such additional directors and executive officers as are specified by the Parent.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to IMHC, to:

Imperalis Holding Corp.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

Attn: Darren Magot, Chief Executive Officer

With a copy to (which shall not constitute notice):

The Crone Law Group, P.C.

1 East Liberty, Suite 600

Reno, NV 89501

Attn: Joe Laxague, Esq.

If to the Company, to:

TurnOnGreen, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

Attn: Amos Kohn, Chief Executive Officer

If to the Parent, to:

BitNile Holdings, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

Attn: William B. Horne, Chief Executive Officer

With a copy to (which shall not constitute notice):

BitNile Holdings, Inc.

100 Park Avenue, Suite 1658

New York, NY 10017

Attn: Henry Nisser, President and General Counsel

SECTION 8.02. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, IMHC and the Parent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03. Replacement of Securities. If any certificate or instrument evidencing any IMHC Preferred Stock is mutilated, lost, stolen or destroyed, IMHC shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to IMHC of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement IMHC Preferred Stock. If a replacement certificate or instrument evidencing any IMHC Preferred Stock is requested due to a mutilation thereof, IMHC may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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SECTION 8.04. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parent, IMHC and the Company will be entitled to seek specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05. Limitation of Liability. Notwithstanding anything herein to the contrary, each of IMHC and the Company acknowledge and agree that the liability of the Parent arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Company, and that no trustee, officer, other investment vehicle or any other affiliate of the Parent or any investor, shareholder or holder of shares of beneficial interest of the Parent shall be personally liable for any liabilities of the Parent.

SECTION 8.06. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.08. Counterparts; Facsimile or Electronic Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.09. Entire Agreement; Third Party Beneficiaries. This Agreement: (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.10. Governing Law; Venue. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Nevada without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada and the Federal Courts of the United States of America located within Clark County, Nevada with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Nevada State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any Nevada State or any Federal Court of the United States of America sitting in Clark County, Nevada.

SECTION 8.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

{Signature Page Follows}

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

IMHC:
IMPERALIS HOLDING CORP.

By:
	Name:	Darren Magot
	Title:	Chief Executive Officer

The Company:
TURNONGREEN, INC.

By:
	Name:	Amos Kohn
	Title:	Chief Executive Officer

The Parent:		BITNILE HOLDINGS, INC.

By:
	Name:	William B. Horne
	Title:	Chief Executive Officer

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Company Disclosure Schedules

These Company Disclosure Schedules and all listings or descriptions of documents contained herein are qualified in their entirety by reference to the documents so listed or described. The inclusion of any document or other item in this Company Disclosure Schedule shall not constitute an admission by the Company, including an admission that such document or other item is material. These Company Disclosure Schedules are qualified in its entirety by reference to the specific provisions of the Share Exchange Agreement to which they relate (the “Agreement”) and the representations and warranties to which the disclosures herein pertain and are not intended to constitute, and shall not be construed as constituting, any separate representation or warranty of the Company. Capitalized terms used but not defined in these Company Disclosure Schedules have the meanings given to them in the Agreement. The headings in these Company Disclosure Schedules are for convenience only, do not constitute a part of these Company Disclosure Schedules and shall not be deemed to affect the meaning of any disclosures herein.

IMHC Disclosure Schedules

These IMHC Disclosure Schedules and all listings or descriptions of documents contained herein are qualified in their entirety by reference to the documents so listed or described. The inclusion of any document or other item in this IMHC Disclosure Schedule shall not constitute an admission by IMHC, including an admission that such document or other item is material. These IMHC Disclosure Schedules are qualified in its entirety by reference to the specific provisions of the Share Exchange Agreement to which they relate (the “Agreement”) and the representations and warranties to which the disclosures herein pertain and are not intended to constitute, and shall not be construed as constituting, any separate representation or warranty of IMHC. Capitalized terms used but not defined in these IMHC Disclosure Schedules have the meanings given to them in the Agreement. The headings in these IMHC Disclosure Schedules are for convenience only, do not constitute a part of these IMHC Disclosure Schedules and shall not be deemed to affect the meaning of any disclosures herein.

EXHIBIT A

Form of Certificate of Designation

(see attached)